CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Semiannual Report for the following series of Schwab Investments: Schwab Short-Term Bond Market Fund, Schwab Intermediate-Term Bond Fund, Schwab Total Bond Market Fund, Schwab GNMA Fund, Schwab Treasury Inflation Protected Securities Index Fund, Schwab Tax-Free Bond Fund and Schwab California Tax-Free Bond Fund (the “Funds”) on Form N-CSR for the period ended February 29, 2016 (“periodic report”), each of the undersigned, being the Chief Executive Officer and Chief Financial Officer of Schwab Investments, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Marie Chandoha	Date:	4/12/16
Marie Chandoha
President and Chief Executive Officer

/s/ Mark Fischer	Date:	4/5/16
Mark Fischer
Treasurer and Chief Financial Officer

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSR with the Commission.